EXCLUSIVE DISTRIBUTOR AGREEMENT


This EXCLUSIVE DISTRIBUTOR AGREEMENT, including the attached Exhibits (the "Agreement"), is made and entered into as of August 21, 1997 (the "Effective Date"), by and between ArthroCare Corporation, a Delaware corporation with offices at 595 North Pastoria Avenue, Sunnyvale, California 94086 ("ArthroCare"), and Kobayashi Pharmaceutical Co., Ltd., a corporation organized under the laws of Japan with offices at 3-6, 4-Chome, Doshomachi, Chuo-Ku, Osaka, 541 Japan ("Kobayashi").

A. ArthroCare is engaged in the business of manufacturing, distributing, and selling Products (as defined below) and desires to engage a marketing and distribution partner in Japan;

B. Kobayashi desires to solicit orders for Products from customers in Japan, and desires to be ArthroCare's sole marketing and distribution partner in Japan for Products solely for use within the Field (as defined below);

C. Kobayashi desires to purchase, and ArthroCare desires to sell to Kobayashi, such Products for the purpose of resale to customers in Japan; and

D. The relationship between Kobayashi and ArthroCare is that of buyer and seller.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:


1.      DEFINITIONS

1.1 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with Kobayashi or ArthroCare. An entity shall be regarded as in control of another entity for purposes of this definition if it owns or controls more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

1.2     "Field" shall mean arthroscopic applications.

1.3 "Marketing Approval Application" shall mean any application with a governmental regulatory agency for authority to market a Product within Japan, including without limitation an import approval application ("yunyu shonin shinsei"), import license application ("yunyu kyoka shinsei"), or other similar application or filing.


1.4 "Product(s)" shall mean, collectively and individually, ArthroCare's (i) disposable, bipolar arthroscopic wand, (ii) connecting cable and, (iii) radio frequency power controller; in each case as defined in ArthroCare's 510K filed with the U.S. Food and Drug Administration prior to the Effective Date and supplements thereto, to the extent such products are specifically intended for use within the Field and with respect to modifications or improvements thereto, to the extent that ArthroCare has the right to include the same hereunder. It is understood that Products, and/or any component thereof, may be changed, substituted or added to by ArthroCare to the extent such changes do not require modifications or changes to a Market Approval Application for a Product approved by the Ministry of Health & Welfare in Japan to market and distribute such Product in Japan, upon ninety (90) days prior written notice to Kobayashi.
If a change to a Product requires modifications or changes to a Market Approval Application for such Product approved by the Ministry of Health & Welfare in Japan, the parties shall consult in good faith to determine a reasonable transition period with respect to implementation of such Product change in Japan. The parties contemplate the addition of other products to the Agreement on terms substantially similar to those herein, which addition shall only be made upon the mutual agreement of the parties. ArthroCare shall be under no obligation to continue the production of any Product, except as provided herein.

2.      GRANT OF DISTRIBUTION RIGHTS

2.1 Appointment. Subject to the terms and conditions of this Agreement, ArthroCare hereby grants to Kobayashi the exclusive right to market, sell and distribute Products in Japan solely for use in the Field. Kobayashi agrees not to market, promote or distribute any Product for use outside the Field or outside Japan. Notwithstanding anything herein to the contrary, Kobayashi shall market, promote, sell, and otherwise distribute Products in accordance with all applicable law and regulations. ArthroCare reserves all rights not expressly granted herein.

2.2 Exclusivity of Efforts. During the term of this Agreement, neither Kobayashi nor their Affiliates shall directly or indirectly market, sell or otherwise distribute in Japan any product lines or products which, in ArthroCare's or Kobayashi's reasonable judgment, compete with any Products.

2.3 No Rights Beyond Products. Nothing in this Agreement shall be deemed to grant to Kobayashi rights in products or technology other than the Products; nor shall any provision of this Agreement be deemed to restrict ArthroCare's right to exploit Products, or patents or any other intellectual property rights, outside the Field, outside Japan or in products other than Products.

2.4     Sale Conveys No Right to Manufacture or Copy.  The
Products are offered for sale and are sold by ArthroCare subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products.

3.      PRICE AND PAYMENT

3.1 Prices. The transfer price paid by Kobayashi for each Product shall be as set forth in Exhibit A, and shall remain fixed from the Effective Date until the [*****] of such Effective Date.
 Thereafter, ArthroCare may increase the transfer prices in Exhibit A [*****] upon at least [*****] prior written notice to
Kobayashi, provided that any such price increases [*****].   Price
decreases on Products hereunder will be effective when declared.

3.2 Payment Terms. Kobayashi shall make payments to ArthroCare under this Agreement by wire transfer in United States dollars in immediately available funds to a bank account designated by ArthroCare. Payment for Products supplied hereunder shall be made net [*****] after the date of invoice. Any payments due hereunder which are not paid on the date such payments are due shall bear interest at the lesser of [*****] or the maximum rate permitted by California law, calculated on the numbered days such payment is delinquent. This Section 3.2 shall in no way limit any other remedies available to ArthroCare.

3.3 Taxes. Any and all amounts payable hereunder do not include any government taxes (including without limitation, withholding, sales, use, excise, and value added taxes) or duties imposed by any Japanese governmental agency that are applicable to the export, import, or purchase of the Products (other than taxes on the net income of ArthroCare), and [*****].

4.      TERMS OF PURCHASE AND SALE

4.1 Terms and Conditions. All Product purchases hereunder shall be subject to the terms and conditions of this Agreement. Nothing contained in any purchase order submitted pursuant to this Agreement shall in any way modify or add any terms or conditions to said purchases, unless otherwise agreed in writing by the parties.

4.2 Initial Stocking Order. An initial stocking order placed by Kobayashi on the Effective Date is attached hereto as Exhibit B and will be processed upon notification by Kobayashi no later than ninety (90) days from receipt of regulatory approval for Products by the Ministry of Health and Welfare in Japan. Such initial stocking order will be Kobayashi's minimum performance requirement for the first calendar year following regulatory approval of Products in Japan.

4.3 Forecasts. At least [*****] prior to the first commercial sale of a Product in Japan, and thereafter, on a calendar monthly basis, by the [*****] day of each calendar month, Kobayashi shall provide to ArthroCare a good faith rolling [*****] forecast showing Kobayashi's prospective purchases of Products on a monthly basis for the next [*****], which forecasts shall commence on the first day of the calendar month following submission of the forecast to ArthroCare (the "Forecasts"). Such Forecasts are for ArthroCare's planning purposes only and shall not constitute a binding obligation upon ArthroCare or Kobayashi.
 In the event that Kobayashi believes, in good faith, that the information provided in any Forecast is no longer accurate, Kobayashi will promptly notify ArthroCare and provide ArthroCare with revised Forecast.

4.4 Order and Acceptance. Kobayashi shall use its commercially reasonable efforts to place its firm orders with ArthroCare for Products [*****] in advance of the requested delivery date, and ArthroCare will use its commercially reasonable efforts to fulfill purchase orders in accordance with its normal practices and lead times then in effect. Kobayashi will use its commercially reasonable efforts to submit purchase orders in a regular fashion, i.e., monthly, so as to allow for efficient scheduling of ArthroCare production and warehousing. All orders for Products submitted by Kobayashi shall be initiated by the office at Kobayashi's address for notice hereunder. All orders shall be by means of signed written purchase orders by Kobayashi to ArthroCare, sent to ArthroCare at ArthroCare's address for notice hereunder and requesting a delivery date during the term of this Agreement. Orders may initially be placed by telephone, provided that a signed confirming purchase order is received in writing (which may include telecopy transmission) by ArthroCare within five (5) business days after, a telephone order is placed.
 ArthroCare will notify Kobayashi within five (5) business days from receipt of a purchase order of the proposed delivery date to Kobayashi. ArthroCare agrees to accept purchase orders that do not exceed the quantities projected in the Forecasts by more than [*****]. ArthroCare will have no liability to Kobayashi with respect to purchase orders that are not accepted. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Kobayashi may cancel or reschedule purchase orders for Products only with ArthroCare's prior written approval.

4.5 Shipping. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in ArthroCare's standard shipping cartons marked for shipment to the destination point indicated in Kobayashi's purchase order and delivered to Kobayashi at such destination points. ArthroCare shall ship Products F.C.A. ArthroCare's facility using the carrier specified in Kobayashi's purchase order provided that if Kobayashi does not provide instructions with respect to the carrier to be used, ArthroCare shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expenses, shall be paid by Kobayashi. Kobayashi shall also bear all applicable taxes, duties and similar charges that may be assessed against the Products after delivery to the carrier F.C.A. ArthroCare's facility location. All shipments and freight charges shall be deemed correct unless ArthroCare receives from Kobayashi, no later than [*****] after the shipping date of a given shipment, a written notice specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and shipment or discrepancy in the freight cost, as applicable.

4.6 Product Returns. Except as set forth in Article 6 below, Kobayashi may return sterile wands and undamaged Products in saleable condition only with ArthroCare's prior written approval and only within [*****] of receipt by Kobayashi.
Products returned to ArthroCare other than under Article 6 shall be returned F.O.B. the destination point designated by ArthroCare and Products returned more than [*****] after receipt by Kobayashi of such Products shall be subject to a restocking fee in an amount equal to [*****] of the transfer price paid by Kobayashi to ArthroCare for such Products.

5.      ACCEPTANCE

Kobayashi shall inspect all Products promptly upon receipt thereof and may reject any Product that fails to conform to the warranties set forth in Article 6 below at the time of delivery to Kobayashi, provided that Kobayashi complies with the provisions of
Section 6.2 below.  Except as set forth in this Article 5 and
Article 6 below, Kobayashi shall return Products to ArthroCare only with ArthroCare's prior written approval.

6.      WARRANTY

6.1 Product Warranty. ArthroCare warrants to Kobayashi that at the time of delivery to Kobayashi the Products purchased by Kobayashi shall (i) conform to packaging and labeling specifications agreed upon by the parties, (ii) meet the specifications for the Products set forth in the Marketing Approval Application for such Product approved by the Ministry of Health and Welfare, (iii) be free from defects in design, materials or workmanship, (iv) be of merchantable quality and fit for the purpose for which they are intended; and (v) the manufacture of such Products will comply with all applicable laws in the place of manufacture. This warranty is contingent upon proper use of Products in the application for which they were intended as indicated in the Product label claims, and ArthroCare makes no warranty (express, implied, or statutory) for Products that are modified (except as expressly contemplated herein), or subjected to accident, misuse, neglect, unauthorized repair, or improper testing or storage.

6.2 Exclusive Remedy. In the event that any Product purchased by Kobayashi from ArthroCare fails to conform to the warranty set forth in Section 6.1 above or is recalled pursuant to
Section 7.8.2, ArthroCare shall, at ArthroCare's sole election, repair or replace the Product, or component thereof, or credit Kobayashi's account for the amount actually paid for any such Product, or component thereof or direct costs of promotion actually incurred by Kobayashi as a result of such failure to conform or recall within [*****] of receipt by ArthroCare thereof, provided that (i) Kobayashi promptly notifies ArthroCare in writing that such Product failed to conform and furnishes an explanation of any reported nonconformity and requests a return material authorization number; (ii) such Product is returned to ArthroCare by Kobayashi F.O.B. the address designated by ArthroCare during the warranty period with the return material authorization number affixed prominently to the outside packaging; and (iii) the reported nonconformities actually exist and were not caused by accident, misuse, neglect, alteration, repair or improper testing or storage. If such Product fails to so conform, ArthroCare will reimburse Kobayashi for shipment charges for return of the nonconforming Product.

6.3 Exclusion of Other Warranties. EXCEPT FOR THE LIMITED WARRANTIES PROVIDED IN SECTION 6.1 ABOVE, ARTHROCARE GRANTS NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE, IN ANY COMMUNICATION WITH KOBAYASHI OR ITS CUSTOMERS, OR OTHERWISE, REGARDING THE PRODUCTS OR VALIDITY OF ARTHROCARE TECHNOLOGY, AND ARTHROCARE SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTY OF NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. ARTHROCARE NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE SALE OR USE OF ANY ARTHROCARE PRODUCT.

7.      ADDITIONAL OBLIGATIONS OF KOBAYASHI

7.1 Marketing Approval. Kobayashi shall prepare and file all regulatory documents in ArthroCare's name with respect to Products. In addition, Kobayashi agrees to file this Agreement, if required, with the Japan Fair Trade Commission (the "JFTC"). ArthroCare shall own all regulatory filings and shall have the right to obtain copies directly from Kobayashi of, and to reference, for any purpose, any and all regulatory filings made by Kobayashi with respect to Products. If any Product clinical trials are required under the laws of Japan at any time during the term of the Agreement, then Kobayashi, at Kobayashi's expense (exclusive of Products provided by ArthroCare pursuant to Section 8.1), shall organize, conduct and support any and all preclinical and clinical trials required to obtain registrations, licenses and permits required to comply with the laws of regulations of Japan for sale and distribution of Products.

7.2 Minimum Performance Requirements. For the [*****] following regulatory approval for the Products in Japan, ArthroCare and Kobayashi will agree to minimum performance requirements and during each calendar year, Kobayashi shall purchase from ArthroCare the quantity of Products required to meet the minimum performance requirements. The minimum performance requirements shall be determined in good faith by mutual agreement of ArthroCare and Kobayashi. The parties intend that such minimums will be realistic, taking into account the numbers actually attained in the immediately preceding year, market conditions then prevailing and other relevant factors. Should the parties fail to mutually agree to the minimum performance requirements within [*****] before the beginning of each of the [*****], then they shall submit their differences to mediation to discuss and attempt to resolve the differences amicable without resort to arbitration. Any differences which have not been resolved within [*****] shall be resolved by arbitration in accordance with Article 16 of this Agreement. The minimum performance requirements shall be provided for all Products as a total, not for a specific Product. In case of failure to attain the minimum performance requirements, both parties shall in good faith consult regarding the reasons for such shortfall. Failure to meet such minimum performance requirements will constitute a breach of this Agreement. Beginning in the [*****] following regulatory approval for the Products in Japan, upon any failure of Kobayashi to meet the minimum performance requirements for [*****] Kobayashi will be on a probationary period for a period of [*****] and upon Kobayashi's subsequent failure to meet minimum performance requirements for such [*****] probationary period, ArthroCare shall have the right to terminate this Agreement, such termination to be at ArthroCare's discretion either (i) effective immediately, or (ii) effective [*****] from notice to Kobayashi of ArthroCare's intent to terminate, and in either case there will be a wind up period of [*****].

7.3     Advertising and Promotions.

Kobayashi shall:

i. list the Products in its catalogs and make such Products available to its customers;

ii.     employ adequate and experienced sales personnel;

iii.    dedicate sufficient product and project
management, marketing and financial resources to pursue the market opportunities for the Product in Japan;

iv. advertise the Product in trade and other relevant publications;

v.      participate in appropriate trade shows; and

vi.     make sales calls on physicians.

7.4 Materials. ArthroCare shall provide to Kobayashi samples of ArthroCare's promotional, educational and training materials for the Products in English. Kobayashi shall translate into Japanese, at its own expense, any promotional materials, user and technical manuals, or advertising and marketing information which Kobayashi determines may be useful in the marketing of Products. Kobayashi shall have an exclusive right to use all such materials in Japan during the term of this Agreement in connection with its activities pursuant to this Agreement. ArthroCare will pay Kobayashi's reasonable costs for the translation of user and technical manuals from English into Japanese, in the event ArthroCare elects to own them. Kobayashi shall provide to ArthroCare samples of all promotional, advertising, exhibition, training and educational materials prepared by or on behalf of Kobayashi and relating to the Products, for informational purposes only.

7.5 Product Packaging and Labeling. Kobayashi shall not repackage or relabel Products supplied to Kobayashi by ArthroCare hereunder without the prior written consent of ArthroCare, except as may be required by regulatory authorities in Japan.

7.6 Inventory. Kobayashi will use its commercially reasonable efforts, at its own expense, to maintain a sufficient inventory of the Products and of replacement parts to fulfill
Kobayashi's forecasted demand for the Products in Japan.

7.7 Market Research. Kobayashi shall assist ArthroCare in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features. Kobayashi shall advise ArthroCare on market conditions as reasonably requested by ArthroCare.

7.8     Other Reporting.

7.8.1 Kobayashi shall provide, at Kobayashi's expense, within thirty (30) days after publication, copies of any and all articles, manuscripts, abstracts or other literature relating to the Products generated by investigators or others in Japan in each case to the extent reasonably available to Kobayashi.

7.8.2   Pursuant to the FDA's Medical Device Reporting
(MDR) Regulations, ArthroCare may be required to report to the FDA information that reasonably suggests that a Product may have caused or contributed to the death or serious injury or has malfunctioned and that the device would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Each of ArthroCare and Kobayashi agree to supply to the other any such information promptly after becoming aware of it so that each of ArthroCare and Kobayashi can comply with governmental reporting requirements. It is understood and agreed that reporting to ArthroCare shall be within twenty-four (24) hours after notification to Kobayashi to enable ArthroCare to comply with FDA reporting requirements. In the event that ArthroCare is required by any regulatory agency to recall the Products or if ArthroCare voluntarily initiates a recall of the Products, Kobayashi shall cooperate with and assist ArthroCare in locating and retrieving if necessary, the recalled Products from Kobayashi's customers. Kobayashi shall maintain records of sales of Products to customer by lot number, and/or Kobayashi shall make such records available to ArthroCare in the event of a Product recall or other quality related issue, upon reasonable request from ArthroCare. Kobayashi shall be responsible for obtaining all records of Kobayashi sales to end users in the event of a Product recall or other quality related issue. During the time that the Products are commercially marketed, distributed, or sold by Kobayashi, Kobayashi also shall, within five (5) business days, forward all Product complaints which it receives to ArthroCare. Kobayashi shall make available to ArthroCare for inspection Kobayashi's process and records for adverse event and other regulatory reporting purposes at mutually agreed upon times and further shall ensure that Kobayashi's processes comply with all applicable laws and regulations in the United States and Japan.

7.9 Business Obligations. Any and all obligations associated with Kobayashi's business shall remain the sole responsibility of Kobayashi. Any and all sales and other agreements between Kobayashi and its customers are and shall remain Kobayashi's exclusive responsibility and shall have no affect on Kobayashi's obligations pursuant to this Agreement.

7.10 Annual Operating and Marketing Plans. Kobayashi shall develop annual operating and marketing plans for the Products (collectively, the "Business Plan") which shall include without limitation (i) promotion strategy and tactics, (ii) historic sales, sales and other marketing plans, and (iii) education programs, training programs and plans for support of Kobayashi personnel and customers. For each year during the term of this Agreement, the Business Plan shall be provided to ArthroCare for review by ArthroCare not later than [*****] of such year. Kobayashi shall comply with the Business Plan, and shall appoint a product manager who shall be responsible for management of the Business Plan.

7.11 Customer Support. Kobayashi shall maintain knowledgeable support personnel to provide instructions to customers in the use of the Products. Kobayashi agrees that such support personnel will, at Kobayashi's expense attend a hands-on sales training session relating to the Products in a location to be mutually agreed upon, and observe the use of the Products in applicable surgical applications to improve the clinical knowledge of such personnel relating to the Products. Kobayashi shall be fully responsible for any and all technical support of Kobayashi's customers.

7.12 Sales and Inventory Reports. Kobayashi shall provide to ArthroCare a sales report, in English and expressed in units on [*****] interval and in a format to be agreed by ArthroCare and Kobayashi. This information will at a minimum include: item and unit reported by month.

8.      ADDITIONAL OBLIGATIONS OF ARTHROCARE

8.1 Samples. ArthroCare at its expense shall provide to Kobayashi samples of three (3) demonstration controllers and a reasonable number of accessories for Kobayashi's use in obtaining marketing approval. If additional clinical applications are mutually agreed to by the parties and are required for regulatory approved, additional samples will be provided by ArthroCare at [*****] of ArthroCare's then fully burdened cost of goods as calculated in accordance with generally accepted accounting principles.

8.2 Promotional Materials. ArthroCare, at ArthroCare's expense, shall provide to Kobayashi English language samples of promotional support materials for the Products. Such materials shall include, without limitation, brochures and advertising literature.

8.3 Training. ArthroCare will provide training for Kobayashi's personnel in connection with the marketing, sale, installation, maintenance and support of Products; provided, however, that such training shall be reasonably available and necessary to assist Kobayashi to market and distribute Products and to perform its obligations under this Agreement. All expenses incurred by Kobayashi's personnel in connection with all training including, without limitation, travel and lodging expenses, [*****]. Training shall be conducted at mutually agreed facilities.

8.4 Technical Support. ArthroCare will provide Kobayashi access to ArthroCare maintenance and support personnel to assist Kobayashi's support personnel in providing maintenance and support centers; provided, however, that such training shall be reasonably available and necessary to assist Kobayashi to market and distribute Products and to perform its obligations under this Agreement.

8.5 Scientific and Technical Information. ArthroCare shall provide to Kobayashi scientific and technical information required to obtain and maintain registrations, licenses and permits required for sale and distribution of the Products in Japan, or to respond to inquiries from customers, or governmental or regulatory authorities.

8.6 Support. ArthroCare, at ArthroCare's expense and as deemed reasonable by ArthroCare, shall provide consultation to Kobayashi concerning technical aspects and use of the Products. In addition, if ArthroCare introduces a modified version of a Product which is then added to this Agreement, ArthroCare will provide to Kobayashi any information and additional marketing and sales support materials necessary to permit Kobayashi to promote Products in Japan or obtain registration for such Products.

9.      TERM AND TERMINATION

9.1 Term. This Agreement shall become effective as of the Effective Date and shall continue in full force and effect for a period of [*****] after approval of the first Marketing Approval Application by the Japanese Ministry of Health and Welfare for the first Product ("Initial Term"), unless earlier terminated in accordance with this Article 9. At least [*****] prior to the expiration of the Initial Term or any subsequent term, this Agreement may be renewed for additional [*****] periods by mutual written agreement of the parties. Unless the parties so agree to extend this Agreement, this Agreement shall expire at the end of the Initial Term, or subsequent term, as the case may be.

9.2 Termination for Cause. Either ArthroCare or Kobayashi may terminate this Agreement by written notice stating each party's intent to terminate in the event the other shall have breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [*****] after written notice thereof was provided to the breaching party by the non-breaching party.

9.3 Termination for Serious Adverse Events. In the event a Product causes death or serious injury resulting in a requirement by the Ministry of Health and Welfare to cease marketing of the Products ("Serious Event"), Kobayashi shall notify ArthroCare promptly and thereafter Kobayashi and ArthroCare shall consult with one another to determine the cause of the Serious Event and the appropriate course of action. If the parties do not agree upon an acceptable course of action during the [*****] following a Serious Event, either party may terminate this Agreement during the [*****] thereafter upon [*****] prior written notice.

9.4 Termination for Bankruptcy. Either party may terminate this Agreement effective upon written notice to the other party in the event the other party declares bankruptcy or becomes the subject of any voluntary or involuntary proceeding under the U.S. Bankruptcy Code, foreign equivalent or state insolvency proceeding and such proceeding is not terminated within [*****] of its commencement.

9.5     Effect of Termination.

9.5.1 In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of ArthroCare or Kobayashi. Expiration or termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

9.5.2 Within thirty (30) days after the effective date of termination of this Agreement, Kobayashi shall use its reasonable efforts to provide ArthroCare with a complete inventory of unsold, resalable Products in Japan, and in transit to Kobayashi from ArthroCare.

9.5.3 Upon expiration or any termination of this Agreement, ArthroCare or its designee may repurchase and Kobayashi shall sell to ArthroCare or its designee, all of Kobayashi's inventory of Products existing on the effective date of termination. The price of inventory repurchased upon Kobayashi's termination of this Agreement pursuant to Section 9.2 shall be [*****]. If ArthroCare terminates this Agreement pursuant to
Section 7.2 or 9.2, then a restocking charge of [*****] of the repurchase price shall be deducted from the transfer price for Products repurchased upon termination. Products repurchased from Kobayashi by ArthroCare pursuant to this Section 9.5.3 shall be shipped promptly by Kobayashi, at ArthroCare's expense, to a location specified by ArthroCare.

9.5.4 Upon expiration or any termination of this Agreement, Kobayashi shall transfer any ownership not then residing in ArthroCare of any and all Product authorizations, registrations, permits, and approvals of any kind with respect to Products and applications therefor, including without limitation marketing approval applications, and any other governmental approvals, registrations and the like to ArthroCare, at ArthroCare's cost and expense and shall execute such documents and perform such acts as may be necessary, useful, or convenient to perfect such transfer. It is understood that ArthroCare may use and disclose the foregoing for any purpose.

9.5.5 Upon termination of this Agreement, ArthroCare will fill orders received by Kobayashi prior to the date of notice of such termination.

9.6 Return of Materials. All trademarks, marks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind relating to the Products shall remain the property of ArthroCare except those items Kobayashi has solely developed or translated. Effective upon the termination of this Agreement, Kobayashi shall cease to use all trademarks and trade names of ArthroCare.

9.7 No Renewal, Extension or Waiver. Acceptance of any order from, or sale of, any Product to Kobayashi after the date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination by ArthroCare.

9.8     Survival of Certain Terms.  The provisions of Articles
6, 10, 12, 13 and 15, 16, and 17; Sections 2.3, 2.4, and 9.5;
shall survive the expiration or termination of this Agreement for any reason.

10.     CONFIDENTIALITY

10.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for [*****] thereafter, the receiving party shall not publish or otherwise disclose and shall not use for any purpose, except as expressly permitted herein any information furnished to it by the other party hereto pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature, or if disclosed orally is confirmed as confidential or proprietary by the party disclosing such information at the time of such disclosure or within [*****] thereafter ("Confidential Information"). Notwithstanding the foregoing, it is understood and agreed that Confidential Information shall not include information that, in each case as demonstrated by written documentation:

i. was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

ii. was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

iii. became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

iv. was subsequently lawfully disclosed to the receiving party by a person other than a party hereto or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

10.2 Permitted Disclosures. Notwithstanding the provisions of Section 10.1 above, each party hereto may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in prosecuting or defending litigation, complying with applicable governmental regulations, or submitting information to tax or other governmental authorities provided that if a party is required to make any such disclosure of another party hereto's Confidential Information, to the extent it may legally do so, it will give reasonable advance written notice to the latter party of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). If the party whose Confidential Information is to be disclosed has not filed a patent application with respect to such Confidential Information, it may require the other party to delay the proposed disclosure (to the extent the disclosing party may legally do so), for up to [*****] after receipt of written notice from the disclosing party of its intent to disclose, to allow for the filing of such an application. In addition, ArthroCare may disclose the existence of this Agreement and the terms and conditions hereof to advisors, prospective investors, and others under circumstances that reasonably ensure the confidentiality thereof.

11.     TRADEMARKS AND TRADE NAMES

11.1 Marks. During the term of this Agreement, Kobayashi shall have the right and agrees to, advertise and promote the Products in Japan under ArthroCare's trademarks and trade names identified on Exhibit B as modified by ArthroCare pursuant to this
Section 11.1 ("Marks"). ArthroCare reserves the right to modify Marks or substitute alternative marks for any or all of the Marks at any time upon ninety (90) days prior written notice, provided that ArthroCare shall not modify the Marks unreasonably after the filing of the Marketing Approval Application. The rights granted under this Section 11.1 shall automatically terminate on termination or expiration of this Agreement. ArthroCare shall endeavor to register the Marks with the Japanese Patent Office as trademarks in the appropriate classes and maintain the registrations of such Marks, and Kobayashi shall cooperate and upon ArthroCare's reasonable request, provide full information and reasonable assistance to ArthroCare in registering and maintaining the Marks, including without limitation providing evidence of use of the Marks as reasonably required to renew registrations or defend actions for cancellations.

11.2    Use.  Kobayashi shall not remove, modify, or obscure
Marks affixed to Products without the prior written consent of ArthroCare, unless required by law. Except as set forth in this
Section 11.2, nothing contained in this Agreement shall grant to Kobayashi any right, title or interest in or to Marks whether or not specifically recognized or perfected under applicable laws of Japan, and Kobayashi irrevocably assigns to ArthroCare all such right, title and interest, if any, in any Marks. At no time during or after the term of this Agreement shall Kobayashi challenge or assist others to challenge Marks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to Marks. All representations of Marks that Kobayashi intends to use shall first be submitted to ArthroCare for review of design, color, and other details or shall be exact copies of those used by ArthroCare. In addition, Kobayashi shall fully comply with all reasonable guidelines, if any, communicated by ArthroCare concerning the use of Marks.

12.     INTELLECTUAL PROPERTY

12.1 Maintenance. ArthroCare will be responsible for maintaining all patents, trademarks, and trade names and diligently prosecuting all patent applications covering the Products in Japan.

12.2 ArthroCare Defense. Kobayashi agrees that ArthroCare has the right to defend, or at its option to settle, and ArthroCare agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Kobayashi by any third party for infringement of any patent by the Products.
 ArthroCare shall have sole control of any such action or settlement negotiations, and ArthroCare agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Kobayashi on such issue in any such claim, suit or proceeding defended by ArthroCare. Kobayashi agrees that ArthroCare shall be relieved of the foregoing obligations unless Kobayashi (i) notifies ArthroCare promptly in writing of such claim, suit or proceeding; (ii) gives ArthroCare authority to proceed as contemplated herein; and (iii) at ArthroCare's expense, gives ArthroCare proper and complete information to the best of Kobayashi's knowledge and assistance to settle or defend any such claim, suit or proceeding for infringement of any patent. Notwithstanding the foregoing, ArthroCare's obligation to defend Kobayashi under this Section 12.2 shall not apply to any claims, suits, or proceedings to the extent they allege infringement of third party components. Notwithstanding the provisions of this
Article 12, ArthroCare assumes no infringement liability for
(x) combination of Products with other products not approved by ArthroCare, which infringement would not arise from such Products standing alone, or (y) the modification of such Products not approved by ArthroCare, where such infringement would not have occurred but for such modifications.

12.3 Kobayashi Remedy. Notwithstanding the foregoing, if it is adjudicatively determined that any Product infringes, or in ArthroCare's sole opinion, may be found to infringe a third party's patent, or if the sale or use of the Products is, as a result, enjoined, then ArthroCare may, at its option and expense, either: (i) procure for Kobayashi the right under such patent to sell or use, as appropriate, the Products; or (ii) replace the Products with other non-infringing functionally equivalent products; or (iii) modify the Products to make the Products functionally equivalent and non-infringing; or (iv) if the use of the Products is prevented by injunction, discontinue Product sales under the Agreement and remove any Products in Kobayashi's inventory and refund the aggregate payments paid therefor by Kobayashi.

12.4    DISCLAIMER.  THE FOREGOING PROVISIONS OF THIS ARTICLE
12 STATE THE ENTIRE LIABILITY OF ARTHROCARE AND THE EXCLUSIVE REMEDY OF KOBAYASHI AND ITS CUSTOMERS, WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS OR ANY PART THEREOF.

13.     INDEMNIFICATION

13.1 Indemnification of Kobayashi. ArthroCare shall indemnify, defend, and hold harmless Kobayashi, and its directors, officers, employees, and agents, and the successors and assigns of any of the foregoing (the "Kobayashi Indemnitees") from and against all claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded with respect to claims, suits, or proceedings (any of the foregoing, a "Claim") brought by third parties against a Kobayashi Indemnitee, alleging bodily injury, death or property damage caused by (a) a breach by ArthroCare of warranties and representations, or (b) the negligence or willful misconduct of ArthroCare, its employees or agents, except to the extent such Claim is covered under
Section 13.2 below or is caused by the negligence or willful misconduct of a Kobayashi Indemnitee.

13.2 Indemnification of ArthroCare. Kobayashi shall indemnify, defend, and hold harmless ArthroCare, and its directors, officers, employees and agents, and the successors, and assigns of any of the foregoing (the "ArthroCare Indemnitees") from and against all claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded with respect to a Claim brought by third parties against a ArthroCare Indemnitee, arising out of or relating to (a) Products sold, or otherwise distributed by Kobayashi, except to the extent such claim is covered under Section 13.1 above; (b) breach of any of the representations or warranties made by Kobayashi hereunder, or
(c) the negligence or willful misconduct of Kobayashi or its employees.

13.3    Indemnification Procedures.  A party (the
"Indemnitee") that intends to claim indemnification under this
Article 13 shall promptly notify the other party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee or any of its directors, officers, employees, agents, licensors, successors, or assigns intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the indemnified party may participate in any such proceeding with counsel of its choice at its own expense. The indemnity agreement in this
Article 13 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this
Article 13, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may otherwise have to any Indemnitee than under this
Article 13. The Indemnitee under this Article 13, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives and provide reasonable information in the investigation of any Claim covered by this indemnification. Notwithstanding anything to the contrary contained in this Article 13, neither party shall be liable for any costs or expenses incurred without its prior written authorization.

14.     COMPLIANCE WITH LAWS AND FOREIGN LAW WARRANTIES AND
OBLIGATIONS

14.1 Compliance with Laws. Kobayashi shall at all times conduct its efforts hereunder with the highest commercial standards and in strict accordance with all applicable laws, rules, directives and regulations ("Laws"). The Kobayashi shall be responsible for current and ongoing familiarity and compliance with all Laws applicable to the importation, distribution, marketing, sale, operation, use or support of the Products in Japan.

14.2 Currency Control. Kobayashi represents and warrants that, on the Effective Date of this Agreement, no currency control laws applicable in Japan prevent the payment to ArthroCare of any sums due under this Agreement.

14.3 Foreign Corrupt Practices Act. In conformity with the United States Foreign Corrupt Practices Act and with ArthroCare's established corporate policies regarding foreign business practices, Kobayashi and its employees and agents shall not directly or indirectly make any offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within Japan or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist ArthroCare in obtaining, retaining or directing any such business in violation of the Foreign Corrupt Practices Act.

15.     LIMITATION OF LIABILITY

EXCEPT FOR LIABILITY ARISING UNDER SECTION 13.1 AND
ARTICLE 12, ARTHROCARE'S LIABILITY ARISING OUT OF THIS AGREEMENT, THE TERMINATION THEREOF, AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY KOBAYASHI FOR THE PRODUCT. IN NO EVENT SHALL ARTHROCARE BE LIABLE TO KOBAYASHI FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT ARTHROCARE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

16.     DISPUTE RESOLUTION

16.1 Disputes. If ArthroCare and Kobayashi are unable to resolve any dispute between them, either ArthroCare or Kobayashi may, by written notice to the other, have such dispute referred to the chief executive officers (or equivalent) of ArthroCare and Kobayashi, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Unless otherwise mutually agreed, the negotiations between the designated officers shall be conducted by telephone, within three (3) days, and at times within the period stated above as offered by the designated officers of Kobayashi to the designated officer of ArthroCare for consideration.

16.2 Arbitration. Any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement, shall be settled by final, binding arbitration in the manner described in this Section 16.2. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect ("Rules"). Notwithstanding those Rules, the following provisions shall apply to the arbitration hereunder:

1. Arbitrators. The arbitration shall be conducted by a panel of three (3) arbitrators ("the Panel"). Each party shall have the right to appoint one (1) member of the Panel, with the third member to be mutually agreed by the two (2) Panel members appointed by the parties or appointed in accordance with the rules of the American Arbitration Association. The arbitrators shall be persons in the medical device industry with experience in the matters in dispute.

2. Proceedings. The parties and the arbitrators shall use their best efforts to complete the arbitration within one (1) year after the appointment of the Panel under Section
16.2.1 above, unless a party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of the time table. In such case, the Panel may extend such time table as reasonably required. Notwithstanding the foregoing, any arbitration of whether a payment is due under Article 3 above shall be completed and a decision reached within sixty (60) days after the appointment of the Panel. The Panel shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this
Article 16 shall be governed by the U.S. Federal Arbitration Act. The proceeding shall take place in the city of Honolulu and county of Oahu. The fees of the Panel shall be paid by the losing party which party shall be designated by the Panel. If the Panel is unable to designate a losing party, it shall so state and the fees shall be shared equally between the parties.

17.     MISCELLANEOUS PROVISIONS

17.1    Independent Contractors.  The relationship of
ArthroCare and Kobayashi established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking, or (iii) allow a party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

17.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, internationally-recognized courier or personal delivery, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given when delivered:

If to Kobayashi:        Kobayashi Pharmaceutical Co., Ltd.
3-6, 4-Chome, Doshomachi
Chuo-Ku, Osaka, 541 Japan
Attention:  Takafumi Sakaguchi

If to ArthroCare:       ArthroCare Corporation
595 North Pastoria Avenue
Sunnyvale, CA 94086
Attention:  Allan Weinstein
Vice President, Sales & Marketing

17.3    Force Majeure.  Nonperformance of any party hereto
(except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, delay or failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the gross negligence or willful misconduct of the nonperforming party.

17.4 Assignment. This Agreement shall not be assignable by either party to any third party hereto without the written consent of the other party hereto, except that either party will assign this Agreement without the other party's consent to an entity that acquires all or substantially all of the business or assets of the assigning party pertaining to the subject matter hereof, in each case whether by merger, acquisition, or otherwise.

17.5 No Implied Waivers; Rights Cumulative. No failure on the part of ArthroCare or Kobayashi to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

17.6 Partial Invalidity. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the parties.

17.7 No Implied Licenses. Except as expressly provided herein, no party hereto grants to any other party hereto any rights or licenses under such party's patent rights, trade secrets or other intellectual property rights.

17.8 Language. This Agreement is in the English language, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

17.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

17.10   Entire Agreement.  This Agreement, including the
Exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between ArthroCare and Kobayashi with respect to such subject matter. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of ArthroCare and Kobayashi as applicable effective as of the Effective Date.

ARTHROCARE CORPORATION                 KOBAYASHI PHARMACEUTICAL CO.,LTD.
("ArthroCare")                         ("Kobayashi")

By: /s/ Michael A. Baker               By: /s/ Kazumasa Kobayashi
-----------------------------          -----------------------------

Print Name: Michael A. Baker           Print Name: Kazumasa Kobayashi
-----------------------------          -----------------------------

Title: President and CEO               Title:  Chairman
-----------------------------          -----------------------------

Date:  August 21, 1997                 Date: August 21, 1997
-----------------------------          -----------------------------

                                  Exhibit A

                               TRANSFER PRICES


Demonstration  Controllers                     [*****] each

Resale Controllers                             [*****] each

Wands                                          [*****]

Additional Cables                              [*****] each

                                   Exhibit B

                            INITIAL STOCKING ORDER


"Initial Stocking Order":

Controllers:

         Sales and  Inventory Units    [*****] x [*****] = [*****]

         Demonstration Units           [*****] x [*****] = [*****]

Wands:                                 [*****] x [*****] = [*****]
                                      ========             -------
                                                           [*****]
                                                          ========

------------------

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.